Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-59686, 333-64638, and 333-89292 on Form S-8 of Etablissements Delhaize Frères et Cie “Le Lion” (Groupe Delhaize) S.A. (the “Company”) of our report dated June 24, 2005, appearing in the Annual Report on Form 20-F of the Company for the year ended December 31, 2004.

DELOITTE

REVISEURS D’ENTREPRISES SC sfd SCRL

Represented by:

/s/ James Fulton
James Fulton

Brussels, Belgium

June 29, 2005